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                                                                     EXHIBIT A-7

                                                                               D


---------              THE COMMONWEALTH OF MASSACHUSETTS
Examiner                    WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 164)
---------
Name
Approved                            ARTICLE I
                     The exact name of the corporation is:

                          ECGC ACQUISITION GAS COMPANY

                                   ARTICLE II
               The purpose of the corporation is to engage in the following business activities:


               See Attachment A

















  C  [ ]
  P  [ ]
  M  [ ]
R.A. [ ]



           Note: If the space provided under any article or item on this form is --------- insufficient, additions shall be set forth on one side only of
P.C. separate 8 1/2 (by) 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.







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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE                       WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES     TYPE        NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
  Common:                        Common:       200,000              $1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                     Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.



                           None




                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:



                           None





                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



                           See Attachment B





**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.


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                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                           N/A

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    c/o Eastern Enterprises, 9 Riverside Road, Weston, MA 02193

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                    NAME          RESIDENTIAL ADDRESS        POST OFFICE ADDRESS

President:

Treasurer:
                  See Attachment C
Clerk:

Directors:







c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

                           December

d. The name and business address of the resident agent, if any, of the corporation is:

                           None

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 164 and do hereby sign these Articles of Organization as incorporator(s) this _______ day of __________________, 19__,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.



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                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                           (General Laws, Chapter 164)


             ======================================================


             I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this __________ day of _____________ 19__.



             Effective date: ______________________________________






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth



             FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                  Matthew J. Cohen, Esq.
            -------------------------------------------------------

                  Eastern Enterprises
            -------------------------------------------------------

                  9 Riverside Road, Weston, MA 02193
            -------------------------------------------------------

            Telephone:   (781) 647-2308
                       --------------------------------------------



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                                  Attachment A


The purposes for which the corporation is formed are as follows:

         A. To manufacture, produce, or in any manner acquire manufactured, natural or by-product gas, or chemicals of any kind, and to use, own, hold, store, sell, transport, transmit, distribute or otherwise dispose of any such gas, and the by-products and the residual products of them or any of them, or chemicals of any kind.

         B. To sell, furnish, or in any manner to use, distribute or supply light, heat, energy and power by gas, oil, steam, water or other means.

         C. To explore, develop, produce and acquire oil and gas producing properties, wherever situated; to gather, transmit, store and process oil and gas and any related products and to perform all activities necessary or incidental to those functions.

         D. To engage in the sale, rental and installation of gas and other appliances and to engage in gas fitting and installation work.

         E. To lend money to and guarantee the obligations (liquidated or unliquidated, including future obligations) of other persons, firms or corporations, including the officers, directors and stockholders of this corporation.

         F. To acquire the good will, business, property or assets, to acquire by lease, franchise or other agreement a trade name or trade style, and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation and to pay for the same in cash, stock, bonds, debentures or other securities of the corporation, or otherwise, as the directors may determine.

         G. To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraphs.

         H. To carry on any business, operation or activity through a wholly or partly owned subsidiary.

         I. To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

         J. To have as additional purposes all powers granted and conferred by the laws of The Commonwealth of Massachusetts upon business corporations organized under Chapter 156B of the General Laws of Massachusetts (including without limitation






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as purposes all powers conferred by Section 9 of Chapter 156B thereof) and
Chapter 164 of said General Laws, provided that no such purpose shall include any activity inconsistent with such Chapter 156B or Chapter 164 or any other applicable provision of the General Laws of Massachusetts.


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                                  Attachment B

To the fullest extent permitted by Chapters 164 and 156B, as incorporated by Chapter 164 of the Massachusetts General Laws, as they may be amended from time to time, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. No repeal or amendment of these provisions shall increase the personal liability of any Director of this Corporation nor otherwise adversely affect any right or protection of a Director of the Corporation existing hereunder prior to such repeal or amendment in respect of any act or occurrence taking place prior to such repeal or amendment.




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                                  Attachment C



                           Name                       Residential Address            Post Office Address

President:                 Philip H. Reardon          6 North Knobb Hill             Essex County Gas Company
                                                      Byfield, MA 01922              7 North Hunt Road
                                                                                     Amesbury, MA 01913

Treasurer:                 James H. Hastings          55 Stetson Street              Essex County Gas Company
                                                      Bradford, MA 01835             7 North Hunt Road
                                                                                     Amesbury, MA 01913

Clerk:                     Cathy E. Brown             292 Water Street               Essex County Gas Company
                                                      Newburyport, MA 01950          7 North Hunt Road
                                                                                     Amesbury, MA 01913

Directors:                 J. Atwood Ives             17 West Cedar Street           Eastern Enterprises
                                                      Boston, MA 02108               9 Riverside Road
                                                                                     Weston, MA 02193

                           Walter J. Flaherty         76 Old Post Road               Eastern Enterprises
                                                      East Walpole, MA 02032         9 Riverside Road
                                                                                     Weston, MA 02193

                           L. William Law, Jr.        75 Bacon Street                Eastern Enterprises
                                                      Winchester, MA 01890           9 Riverside Road
                                                                                     Weston, MA 02193

                           Chester R. Messer          60 Selwyn Road                 Boston Gas Company
                                                      Belmont, MA 02178              One Beacon Street
                                                                                     Boston, MA 02108

                           Philip H. Reardon          6 North Knobb Hill             Essex County Gas Company
                                                      Byfield, MA 01922              7 North Hunt Road
                                                                                     Amesbury, MA 01913